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                                                              Exhibit 99.906CERT



                        THE DOW TARGET VARIABLE FUND LLC
                                  JUNE 30, 2003
                           SECTION 906 CERTIFICATIONS

John J. Palmer and Dennis R. Taney, respectively, the President and Treasurer of The Dow Target Variable Fund LLC (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. The Registrant's report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15 (d) or 13 (a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


John J. Palmer                                       Dennis R. Taney
President                                            Treasurer
The Dow Target Variable Fund LLC            The Dow Target Variable Fund LLC

Date:    September 4, 2003

A signed original of this written statement required by Section 906 has been provided to The Dow Target Variable Fund LLC and will be retained by The Dow Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.